AMENDMENT NO. 4 TO MASTER REPURCHASE AGREEMENT

Amendment No. 4 to Master Repurchase Agreement, dated as of November 13, 2015 (this “Amendment”), among UBS Real Estate Securities Inc. (the “Buyer”), RAIT CRE Conduit II, LLC (the “Seller”) and RAIT Financial Trust (“Guarantor”).

RECITALS

The Buyer, Seller and Guarantor are parties to (a) that certain Master Repurchase Agreement, dated as of January 24, 2014 (as amended by Amendment No. 1, dated as of March 17, 2014, Amendment No. 2, dated as of March 27, 2014 and Amendment No. 3, dated as of September 28, 2015, the “Existing Repurchase Agreement”; as further amended by this Amendment, the “Repurchase Agreement”) and (b) that certain Pricing Letter, dated as of January 24, 2014, (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”). The Guarantor is a party to that certain Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Program Guaranty”), dated as of January 24, 2014, made by Guarantor in favor of the Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement, Pricing Letter and the Program Guaranty, as applicable.

The Buyer, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Repurchase Agreement, Buyer has required Guarantor to ratify and affirm the Program Guaranty on the date hereof.

Accordingly, the Buyer, Seller and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Temporary Increase. This Section 1 will be effective solely during the period beginning on the date hereof through and including the earlier of (i) January 29, 2016 and (ii) the settlement date of RAIT 2015-FL5 or to the extent that the settlement date for such securitization transaction occurs on or after January 1, 2016, then on the settlement date of RAIT 2016-FL5 (the “Temporary Increase Period”).

1.1 The Existing Repurchase Agreement is hereby amended by deleting the definition of “Maximum Aggregate Purchase Price” in its entirety and replacing it with the following:

“Maximum Aggregate Purchase Price” shall mean $100,000,000, which amount may be increased as mutually agreed by Buyer and Seller prior to the Termination Date.

SECTION 2. Ineligible Assets.  Notwithstanding anything to the contrary set forth in the Existing Repurchase Agreement, the Purchased Assets listed on Annex A hereto, other than the Purchased Asset listed as “Vista Shops” on Annex A hereto, shall be deemed to have an Asset Value of zero (0) at the end of the Temporary Increase Period; provided, however, that the Purchased Asset listed as “Vista Shops” on Annex A hereto shall be deemed to have an Asset Value of zero (0) on January 29, 2016. For the avoidance of doubt, if such “Vista Shops” Purchased Asset is repurchased and refinanced into a new Mortgage Loan and such new asset becomes subject to a new Transaction, such new Purchased Asset shall not be subject to this Section 2.

SECTION 3. Conditions Precedent. Section 1 of this Amendment shall become effective solely during the Temporary Increase Period and the remainder of this Amendment shall become effective as of the date hereof, subject to the satisfaction of the following conditions precedent:

3.1 Delivered Documents.  On or prior to the Temporary Increase Period, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Buyer, Seller and Guarantor; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4. Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 5. Representations and Warranties.   Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement.

SECTION 6. Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The original documents shall be promptly delivered, if requested.

SECTION 9. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 10. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER PARTY SHALL BE GOVERNED BY E-SIGN.

SECTION 11. Reaffirmation of Program Guaranty. The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Buyer under the Program Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Program Guaranty and (iii) acknowledges and agrees that such Program Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

UBS REAL ESTATE SECURITIES INC., as Buyer

By: /s/ David Schell

Name: David Schell Title: Executive Director

By: /s/ Siho Ham

Name: Siho Ham Title: Director

RAIT CRE CONDUIT II, LLC, as Seller

By: RAIT Partnership, L.P., its sole member and manager

By: RAIT General, Inc., its sole general partner

By: /s/ James J. Sebra

Name: James J. Sebra Title: Chief Financial Officer

RAIT FINANCIAL TRUST, as Guarantor

By: /s/ James J. Sebra

Name: James J. Sebra Title: Chief Financial Officer

ANNEX A TO AMENDMENT

LIST OF PURCHASED ASSETS

	Principal	Purchase
Purchased Asset	Balance	Price	City	State
460 Nixon Road	11,400,000	8,550,000	Pittsburgh	PA
Chandler Airport Center I	11,750,000	8,812,500	Chandler	AZ
Jupiter Medical and Technology Park	10,138,186	2,838,692	Jupiter	FL
Shoppes of Perry	7,000,000	5,250,000	Perry	GA
Vista Shops	8,975,012	6,731,259	Frederick	MD
Woodforest Shopping Center	5,700,000	4,275,000	Houston	TX